TG Therapeutics, Inc. Announces Fourth Quarter and Year-End 2013 Financial Results and Business Update

Investor Conference Call to be held Thursday, March 6, 2014 at 8:30am ET

New York, NY, (March 5, 2014) – TG Therapeutics, Inc. (TGTX), an innovative, clinical-stage biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of cancer and other underserved therapeutic needs, today announced its financial results for the fourth quarter and year ended December 31, 2013 and provided recent company developments along with an outlook for 2014.

Financial Results for the Fourth Quarter and Full Year 2013

At December 31, 2013, the Company had cash, cash equivalents, investment securities, and interest receivable of $45.4 million, as compared to $16.5 million at December 31, 2012.

The consolidated net loss for the year ended December 31, 2013 was $20.5 million, or $0.81 per diluted share, as compared to a consolidated net loss of $26.2 million for the year ended December 31, 2012. Included in the consolidated net loss year ended December 31, 2012 was $16.6 million in noncash stock expense recorded in conjunction with the license for TG-1101, which was partially offset in the year ended December 31, 2013 by an increase in other research and development expenses of $8.6 million, principally related to the TG-1101 and TGR-1202 clinical development programs and drug supply costs. Also included in the consolidated net loss for the year ended December 31, 2013 are the following non-cash items: $2.8 million for the impairment of in-process research and development expenses; and $5.2 million of non-cash compensation expense related to equity incentive grants; partially off-set by non-cash income of $3.3 million related to the change in fair value of notes payable.

The consolidated net loss for the fourth quarter ended December 31, 2013 was $5.7 million, or $0.19 per diluted share, as compared to a consolidated net loss of $3.5 million during the comparable quarter in 2012. The consolidated net loss for the fourth quarter ended December 31, 2013 included an increase in other research and development expenses of $2.7 million, principally related to the TG-1101 and TGR-1202 clinical development programs and drug supply costs. Also included in the consolidated net loss for the fourth quarter ended December 31, 2013 are the following non-cash items: $2.8 million for the impairment of in-process research and development expenses; and $0.9 million of non-cash compensation expense related to equity incentive grants; partially off-set by non-cash income of $2.4 million related to the change in fair value of notes payable.

Recent Developments & Highlights

•	Presented clinical data for TGR-1202 demonstrating promising clinical activity at the 2013 American Society of Hematology (ASH) Annual Meeting

•	Launched combination trial of TG-1101 and ibrutinib in patients with Mantle Cell Lymphoma (MCL) and Chronic Lymphocytic Leukemia (CLL)

•	Commenced first combination trial of TG-1101 and TGR-1202 in patients with relapsed and/or refractory CLL and Non-Hodgkin’s Lymphoma (“NHL”) being led by Dr. Susan O’Brien from the MD Anderson Cancer Center

Key Objectives for 2014

•	Determine optimal single-agent dose for TGR-1202
•	Present updated single agent data for TG-1101 and TGR-1202 by mid-year
•	Complete enrollment into TG-1101 and ibrutinib combination trial, and present available data at major medical meetings throughout 2014, with initial preliminary data expected by mid-year
•	Complete enrollment into TG-1101 and TGR-1202 combination trial, and present available data at major medical meetings throughout 2014, with initial preliminary data expected by mid-year
•	Commence one or more registration trials for TG-1101 or TGR-1202 or both before year-end

Michael S. Weiss, the Company's Executive Chairman and Interim Chief Executive Officer, stated, "2013 was an exciting and productive year for TG Therapeutics. In addition to demonstrating clinical activity of both TG-1101 and TGR-1202, we launched two cutting edge combination clinical trials, TG-1101 plus ibrutinib and TG-1101 plus TGR-1202, making us the first company to combine a novel glycoengineered anti-CD20 monoclonal antibody with a B-cell receptor inhibitor. With TG-1101 and TGR-1202 in one company, we believe we are uniquely positioned to harness the broad potential of these two complementary targeted agents and positions us at the forefront of developing novel non-chemotherapy based treatment options for patients with B cell malignancies.” Mr. Weiss continued, “For 2014, we look forward to presenting clinical data from our recently started combination studies and ultimately commencing one or more combination registration trials before year-end for either TG-1101 or TGR-1202 or possibly for both.”

The Company will host an investor conference call Thursday, March 6, 2014, at 8:30am ET, to discuss the Company’s fourth quarter and year end 2013 financial results and provide a business outlook for 2014.

In order to participate in the conference call, please call 1-877-407-8029 (U.S.), 1-201-689-8029 (outside the U.S.), Conference Title: TG Therapeutics Year-End 2013 Earnings Call. A live webcast of the call will be available at www.tgtherapeutics.com on the Events page. The audio recording of the conference call will be available for replay at www.tgtherapeutics.com, for a period of 30 days after the call.

ABOUT TG THERAPEUTICS, INC.

TG Therapeutics is an innovative, clinical-stage biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of cancer and other underserved therapeutic needs. Currently, the company is developing two therapies targeting hematological malignancies. TG-1101 (ublituximab) is a novel, glycoengineered monoclonal antibody that targets a specific and unique epitope on the CD20 antigen found on mature B-lymphocytes. TG Therapeutics is also developing TGR-1202, an orally available PI3K delta inhibitor. The delta isoform of PI3K is strongly expressed in cells of hematopoietic origin and is believed to be important in the proliferation and survival of B-lymphocytes. Both TG-1101 and TGR-1202 are in clinical development for patients with hematologic malignancies. TG Therapeutics is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release, particularly those anticipating future clinical trials, the timing of commencing or completing such trials and business prospects for TG-1101 and TGR-1202 may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully and cost-effectively complete pre-clinical and clinical trials for TG-1101 and TGR-1202; the risk that early pre-clinical and clinical results that supported our decision to move forward with TG-1101 and TGR-1202 will not be reproduced in additional patients or in future studies; the risk that TGR-1202 will not produce satisfactory safety and efficacy results to warrant further development following the completion of the current phase 1 study; the risk that the data (both safety and efficacy) from future clinical trials will not coincide with the data produced from prior pre-clinical and clinical trials; the risk that trials will take longer to enroll than expected; our ability to achieve the milestones we project over the next year; our ability to manage our cash in line with our projections, and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.tgtherapeutics.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

TGTX - G

CONTACT:

Jenna Bosco

Director- Investor Relations

TG Therapeutics, Inc.

Telephone: 212.554.4484

Email: ir@tgtxinc.com

TG Therapeutics, Inc.

Selected Consolidated Financial Data

Statements of Operations Information (Unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
License revenue	$38,095	$19,048	$152,381	$19,048

Costs and expenses:
Research and development:
Noncash stock expense associated with in-licensing agreement	--	--	--	16,578,000
Noncash compensation	149,206	219,520	1,041,519	455,809
Other research and development	3,606,385	860,222	12,621,161	3,994,182
Total research and development	3,755,591	1,079,742	13,662,680	21,027,991

General and administrative:
Noncash compensation	797,942	1,024,072	4,161,629	2,966,373
Other general and administrative	662,728	501,123	2,496,461	1,815,083
Total general and administrative	1,460,670	1,525,195	6,658,090	4,781,456

Impairment of in-process research and development	2,797,600	1,104,700	2,797,600	1,104,700

Total costs and expenses	8,013,861	3,709,637	23,118,370	26,914,147

Operating loss	(7,975,766)	(3,690,589)	(22,965,989)	(26,895,099)

Other (income) expense:
Interest income	(15,768)	(3,076)	(30,822)	(15,787)
Other income	(108,894)	--	(108,894)	(272,232)
Interest expense	240,872	228,901	952,888	905,744
Change in fair value of notes payable	(2,428,124)	(744,360)	(3,300,951)	(1,659,872)
Total other income	(2,311,914)	(518,535)	(2,487,779)	(1,042,147)

Consolidated net loss before income taxes	(5,663,852)	(3,172,054)	(20,478,210)	(25,852,952)

Income taxes	--	330,000	--	330,000
Consolidated net loss	(5,663,852)	(3,502,054)	(20,478,210)	(26,182,952)

Net loss attributable to non-controlling interest	--	(42,317)	--	(8,110,233)
Net loss attributable to TG Therapeutics, Inc. and subsidiaries	$(5,663,852)	$(3,459,737)	$(20,478,210)	$(18,072,719)

Basic and diluted net loss per common share	$(0.19)	$(0.17)	$(0.81)	$(1.38)

Weighted average shares used in computing basic and diluted net loss per common share	29,440,013	19,776,138	25,413,964	13,113,758

Balance Sheet Information:

	December 31, 2013	December 31, 2012*
	(unaudited)
Cash, cash equivalents, long-term investment securities and interest receivable	$45,431,532	$16,455,995
Total assets	48,112,390	22,074,037
Accumulated deficit	(39,404,003)	(18,925,793)
Total equity	40,054,492	15,550,301

* Condensed from audited financial statements.